Exhibit 24.1
POWER OF ATTORNEY

WHEREAS, the Board of Directors of USG Corporation (the “Corporation”) has approved the filing of a Registration Statement on Form S-8 relating to the registration of 6,025,000 shares of the Corporation’s Common Stock, par value $0.10 per share, and associated Preferred Stock Purchase Rights, in connection with the Corporation’s 2016 Long-Term Incentive Plan (the “Registration Statement”).

NOW, THEREFORE, KNOW ALL PERSONS BY THESE PRESENTS, that each person whose name appears below constitutes and appoints James S. Metcalf, Matthew F. Hilzinger and Michelle M. Warner, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement, any and all amendments thereto, and any and all applications or other documents to be filed with the Securities and Exchange Commission, or any state securities commission or other regulatory authority or exchange, with respect to the securities covered by the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (or other commission or regulatory agency or exchange, as applicable), granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, appropriate or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

This power of attorney has been signed the 11th day of May 2016 by the following persons:

/s/ James S. Metcalf	/s/ Matthew F. Hilzinger
James S. Metcalf, Chairman of the Board, President and Chief Executive Officer	Matthew F. Hilzinger, Executive Vice President and Chief Financial Officer

/s/ Jeanette A. Press	/s/ William H. Hernandez
Jeanette A. Press, Vice President and Controller	William H. Hernandez, Director

/s/ Jose Armario	/s/ Brian A. Kenney
Jose Armario, Director	Brian A. Kenney, Director

/s/ Thomas A. Burke	/s/ Richard P. Lavin
Thomas A. Burke, Director	Richard P. Lavin, Director

/s/ Matthew Carter, Jr.	/s/ Steven F. Leer
Matthew Carter, Jr., Director	Steven F. Leer, Director

/s/ Gretchen R. Haggerty
Gretchen R. Haggerty, Director